As filed with the Securities and Exchange Commission on September 25, 2026

Registration No. 333-287729

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	95-4863690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wes Cummins

Chief Executive Officer

APPLIED DIGITAL CORPORATION

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 3, 2025, Applied Digital Corporation (the “Company,” “we,” “us,” “our”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-287729), which was declared effective immediately upon filing, as amended and supplemented by that certain Prospectus Supplement, filed with the SEC on August 22, 2025, Post-Effective Amendment, filed with the SEC on September 23, 2025, Prospectus Supplement, filed with the SEC on October 15, 2025 and Post-Effective Amendment, filed with the SEC on November 12, 2025 (collectively, the “Original Registration Statement”). The Original Registration Statement registered for resale from time to time by the selling stockholders named therein up to 78,225,643 shares of our common stock, par value $0.001 per share (“common stock”), comprised of (i) 75,225,643 shares of common stock issuable upon conversion of the Series G Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series G Preferred Stock”), issued pursuant to the terms of the Preferred Equity Purchase Agreement, dated April 30, 2025, by and among the Company and certain of the selling stockholders (the “PEPA”), as amended by that certain First Amendment to the PEPA, dated August 14, 2025, Second Amendment to the PEPA, dated September 11, 2025, Third Amendment to the PEPA, dated October 7, 2025, and Fourth Amendment to the PEPA, dated October 21, 2025, and (ii) 3,000,000 shares of common stock (the “Warrant Shares”) issuable upon the exercise of warrants issued to AI Bridge Funding LLC on April 26, 2024 (the “Warrants”).

We further amended the PEPA on May 29, 2026 (the “Fifth Amendment”) and June 26, 2026 (the “Sixth Amendment”), as further described under “Private Placements” below, and we are filing this Post-Effective Amendment No. 3 to the Original Registration Statement (this “Post-Effective Amendment No. 3”) in order to register for resale, in addition to the 78,225,643 shares of common stock registered on the Original Registration Statement (of which 28,528,866 remain available for issuance, inclusive of the Warrant Shares), approximately 24,558,823 shares of common stock issuable upon conversion of Series G Preferred Stock issuable pursuant to the Fifth Amendment and the Sixth Amendment.

Relative to the number of shares of our common stock covered by the Original Registration Statement, a total of 53,087,689 shares are covered by this Post-Effective Amendment No. 3, comprised of:

(i)	50,087,689 shares available for issuance upon conversion of the Series G Preferred Stock, comprised of (a) the 25,528,866 shares of common stock that remain available for resale under the Original Registration Statement with respect to the shares of common stock issuable upon the conversion of the Series G Preferred Stock only, and (b) an additional 24,558,823 shares of our common stock that are being registered pursuant to this prospectus in connection with the Fifth Amendment and Sixth Amendment; and

(ii)	3,000,000 Warrant Shares issuable upon the exercise of the Warrants.

PROSPECTUS

53,087,689 Shares of common stock

This prospectus relates to the resale from time to time of up to (i) 25,528,866 shares of common stock, $0.001 par value per share (“common stock”), of Applied Digital Corporation (the “Company,” “we,” “our,” or “us”) which remain available for resale under the Original Registration Statement (as defined under “Explanatory Note” above), (ii) 24,558,823 shares of our common stock that are being registered pursuant to this Post-Effective Amendment No. 3 in connection with the Fifth Amendment and the Sixth Amendment (each as defined under “Explanatory Note” above), and (iii) 3,000,000 Warrant Shares issuable upon the exercise of Warrants (each as defined under “Explanatory Note” above), by the selling stockholders named herein or their permitted transferees (each, a “selling stockholder,” and collectively, the “selling stockholders”) in amounts, at prices and on terms that will be determined at the time of any such offering. Of the 75,225,643 shares of our common stock registered on the Original Registration Statement issuable upon conversion of the Series G Preferred Stock to the selling stockholders pursuant to the PEPA, as amended to date, the number of shares of our common stock covered by this prospectus with respect to the shares of common stock issuable upon the conversion of the Series G Preferred Stock only has been adjusted to reflect that (i) 49,696,777 shares were previously sold by the selling stockholders pursuant to the Original Registration Statement, leaving 25,528,866 shares of common stock available for resale under the Original Registration Statement, and (ii) an additional 24,558,823 shares of common stock issuable pursuant to the Fifth Amendment and the Sixth Amendment are now being registered pursuant to this prospectus.

We are registering the offer and sale of the shares of common stock issuable upon conversion of the Series G Preferred Stock to satisfy registration rights we have granted to certain of the selling stockholders pursuant to a registration rights agreement dated as of April 30, 2025 (the “Registration Rights Agreements”). We are also registering 3,000,000 Warrant Shares issuable upon the exercise of the Warrants. We have agreed to bear all of the expenses incurred in connection with the registration of the shares of common stock covered by this prospectus. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the shares of common stock.

We will not receive any proceeds from the sale of common stock by the selling stockholders. The common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters, broker dealers or agents. The selling stockholders will determine at what price they may sell the common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Although we have been advised by the selling stockholders that the selling stockholders are purchasing the shares of Series G Preferred Stock or Warrants, as applicable, for their own account, for investment purposes in which they take and bear investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the selling stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”) by the Securities and Exchange Commission (the “SEC”), in which case any profits on the sales of the shares by the selling stockholders and any discounts, commissions or concessions received by the selling stockholders would be deemed to be underwriting discounts and commissions under the Securities Act. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest in our common stock. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On September 23, 2026, the last reported sale price of our common stock on Nasdaq was $27.23 per share.

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

Investing in our securities involves risks. Before making an investment decision, you should carefully review the information contained in the prospectus under the heading “Risk Factors” beginning on page 6 of this prospectus, as well as the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, filed with the SEC on July 29, 2026, as supplemented by the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 25, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatically effective registration statement on Form S-3, as supplemented and amended to date (the “shelf registration statement”) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration statement, the selling stockholders may offer and sell, from time to time, in one or more offerings up to 53,087,689 shares of our common stock. This prospectus provides you with a general description of the common stock the selling stockholders may offer. If the selling stockholders offer to sell shares of common stock in an underwritten offering, we/the selling stockholders will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares of common stock are sold or otherwise disposed of on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this prospectus, any prospectus supplement, or in any free writing prospectuses we have or may prepare. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus, including the information that we have incorporated by reference, contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Applied Digital Corporation and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 6, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

Overview

We are a U.S.-based designer, developer, owner, and operator of large-scale, purpose-built data centers engineered to support high-performance computing (“HPC”) workloads, including artificial intelligence (“AI”), machine learning, and other accelerated-compute applications. We design, build, and operate high-performance, sustainably engineered data centers—which we refer to as AI factories—and deliver that capacity to investment-grade hyperscalers and other leading compute customers under long-term lease and hosting arrangements. Our standardized, repeatable design model spans site selection, design, construction, and operations, and has been qualified by major hyperscalers, enabling rapid, flexible deployment in both air-cooled and liquid-cooled configurations.

Over the past several fiscal years, we have evolved from a company focused on blockchain hosting into a purpose-built HPC data center platform organized around our proprietary AI factory model. Today, our growth, capital allocation, and operating focus are centered on developing and operating HPC data centers, while our legacy blockchain hosting operations represent a smaller, single-customer component of our business that we expect to continue to decline in relative significance over time.

We conduct our business through two reportable segments: our HPC data center hosting business (the “HPC Hosting Business”) and our blockchain data center hosting business (the “Data Center Hosting Business”). For a further description of our business and operations, please refer to the Annual Report on Form 10-K for the fiscal year ended May 31, 2026, filed with the SEC on July 29, 2026.

Recent Developments

ChronoScale

On May 5, 2026, we completed the separation of our cloud business in a series of transactions pursuant to that certain Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”), dated February 15, 2026, by and among Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso”), APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and a wholly owned subsidiary of APLD Intermediate (the “Contributor”), each a wholly owned direct or indirect subsidiary of the Company, and Applied Digital Cloud Corporation, a Nevada corporation and a wholly owned indirect subsidiary of the Company (the “Business Combination”).

Pursuant to the Contribution and Exchange Agreement, the Contributor contributed to Ekso all of its right, title and interest in and to 1,200 shares of common stock of Applied Digital Cloud Corporation, constituting 100% of the issued and outstanding equity interests thereof, in exchange for 138,216,820 newly issued shares of Ekso common stock, par value $0.001 per share (the “Exchanged Shares”). As a result of the Business Combination, Applied Digital Cloud Corporation became a wholly owned subsidiary of Ekso, Ekso changed its name to “ChronoScale Corporation,” and ChronoScale’s common stock began trading on the Nasdaq Capital Market under the symbol “CHRN” on May 5, 2026.

In connection with, and as a condition to the closing of, the Business Combination, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”), dated May 1, 2026, with ChronoScale Corporation (“ChronoScale”), pursuant to which the Company purchased 1,311,407 shares of ChronoScale common stock at a price of $12.01 per share, for aggregate gross proceeds to ChronoScale of approximately $15.75 million (the “APLD Parent PIPE Investment”). The closing of the APLD Parent PIPE Investment occurred immediately prior to the closing of the Business Combination.

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Following the APLD Parent PIPE Investment and the closing of the Business Combination, the Company (on an aggregate basis with the Contributor) owned approximately 97% of the outstanding shares of ChronoScale common stock, and the remaining legacy Ekso security holders collectively held approximately 3% of the outstanding shares of ChronoScale common stock. On July 1, 2026, ChronoScale Corporation completed a holding company transaction, as a result of which the holding company became the public parent, ChronoScale Holdings Corporation (“ChronoScale Holdings”) and each share of ChronoScale’s common stock was converted to ChronoScale Holdings common stock on a one for one basis. As of the date of this prospectus, the Company owns approximately 96% of the issued and outstanding equity of ChronoScale Holdings.

We continue to consolidate the results of operations and financial position of ChronoScale into our consolidated financial statements as a majority-owned subsidiary.

Cloud SAFE Payoff

During the fiscal year ended May 31, 2025, we entered into two Simple Agreements for Future Equity (“SAFEs”) with an investor for equity in Cloud, which was, at that time, a wholly-owned subsidiary, for aggregate proceeds of $12.0 million. On June 2, 2026, following an agreement reached with the investor, we paid off all amounts outstanding under the SAFEs, totaling $13.3 million.

Delta Forge 2 Lease

On June 5, 2026, we entered into an approximately 15-year lease (with three five-year renewal options) with a high investment-grade hyperscaler at our Delta Forge 2 210 MW critical IT load campus located in its southern region, comprising a single building under construction. The lease is for the full 210 MW of critical IT load, representing approximately $5.2 billion of contracted revenue over the base term, with expected delivery in the first half of calendar year 2028.

$1.59 billion Senior Secured Notes

On May 1, 2026, APLD ComputeCo 3 LLC (“APLD ComputeCo 3”), our subsidiary, and APLD ComputeCo 3’s wholly owned subsidiaries as subsidiary guarantors entered into a Credit and Guaranty Agreement with Goldman Sachs Bank USA, as administrative agent and as collateral agent and the Lenders party thereto, providing for a bridge loan facility in an aggregate principal amount of $300 million (the “Bridge Facility”). On June 16, 2026, APLD ComputeCo 3 LLC refinanced the Bridge Facility with the closing of a $1.59 billion offering (the “2031 7.000% Notes Offering”) of 7.000% senior secured notes due 2031 (the “2031 7.000% Notes”) at an issue price of 100.000% of par. The 2031 7.000% Notes are senior secured obligations of APLD ComputeCo 3 and bear interest at a rate of 7.000% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2026. The principal amount of the 2031 7.000% Notes will amortize on a semi-annual basis on June 15 and December 15 of each year, in amounts set forth in the Indenture. The 2031 7.000% Notes will mature on June 15, 2031, unless earlier redeemed or repurchased in accordance with their terms. The 2031 7.000% Notes are fully and unconditionally guaranteed by the subsidiary guarantors, all of which are wholly owned subsidiaries of APLD ComputeCo 3. We provided a customary completion guarantee for the 2031 7.000% Notes Offering.

Series G Preferred Stock

On June 26, 2026, we entered into the Sixth Amendment to increase the aggregate commitment amount under the PEPA for the issuance of shares of Series G Preferred Stock from $1.590 billion to $2 billion.

As of the date of this prospectus, 1,197,050 shares of Series G Preferred Stock were converted into approximately 60.6 million shares of the Company’s common stock.

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Satisfaction of Escrow Release Condition for 6.750% Senior Secured Notes due 2031

On March 10, 2026, APLD ComputeCo 2 LLC, our subsidiary (“APLD ComputeCo 2”), closed a $2.15 billion offering of 6.750% senior secured notes due 2031 (the “2031 6.750% Notes”) at an issue price of 98.000% of par. On June 18, 2026, APLD ComputeCo 2 satisfied the escrow release condition under the escrow agreement for the 2031 6.750% Notes and executed and delivered to the escrow agent an escrow release certificate directing the escrow agent to release the funds in the escrow account to APLD ComputeCo 2 and apply such funds in accordance with the escrow agreement and the Indenture for the 2031 6.750% Notes.

Upsize of 2026 Revolving Credit Facility

On May 29, 2026, APLD Intermediate HoldCo LLC, a Delaware limited liability company and a first-tier subsidiary of the Company (“APLD Intermediate HoldCo”), and certain other subsidiaries of the Company as subsidiary guarantors entered into a Credit Agreement (the “Revolving Credit Agreement”) with First National Bank of Omaha, as administrative agent and collateral agent (in such capacity, the “Revolving Credit Collateral Agent”), and the lenders and issuing banks party thereto, providing for a revolving credit facility in an initial aggregate principal amount of $350.0 million with an additional accordion option of up to $200 million (the “2026 Revolving Credit Facility”).

On June 26, 2026, in connection with the 2026 Revolving Credit Facility, we, APLD Intermediate HoldCo, and the subsidiary guarantors party to the Revolving Credit Agreement entered into an Incremental Assumption Agreement No. 1 (the “Assumption Agreement”), with the Revolving Credit Collateral Agent and the lenders and issuing banks party thereto, providing for an Incremental Revolving Facility Commitment in an aggregate principal amount of up to $80,000,000 (the “Incremental Revolving Financing”). After giving effect to the Assumption Agreement, the aggregate revolving commitments under the 2026 Revolving Credit Facility increased to $430.0 million, with an additional $120 million accordion option remaining. The Incremental Revolving Financing constitutes a part of the 2026 Revolving Credit Facility and is subject to the terms and conditions of the Revolving Credit Agreement and the other loan documents entered into in connection therewith.

Loan and Security Agreement

On June 30, 2026, we entered into a Loan and Security Agreement (the “Texas Capital Loan Agreement”) with Texas Capital Bank (“Texas Capital”) and a related Promissory Note in favor of Texas Capital in the stated principal amount of $58.5 million (the “Texas Capital Note”). The Texas Capital Loan Agreement contains standard terms, conditions and covenants. Interest is payable on the Texas Capital Note at the sum of an adjusted term SOFR plus an applicable margin. The Texas Capital Note matures on June 30, 2031.

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to complete construction of our data center campuses;
●	our dependence on principal customers, including our ability to execute leases with key customers;
●	availability of financing to continue to grow our business;
●	labor and other workforce shortages and challenges;
●	power or other supply disruptions and equipment failures;
●	the addition or loss of significant customers or material changes to our relationships with these customers;
●	delays or denials of entitlements or permits, including zoning, siting, utility and other permits, or other delays resulting from requirements of public agencies and utility companies;
●	our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
●	our ability to timely and successfully build new data center facilities with the appropriate contractual margins and efficiencies; and
●	uncertainties of regulation policy.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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PRIVATE PLACEMENTS

PEPA

On April 30, 2025, we entered into the PEPA with the investors signatory thereto, all of which were selling stockholders under the Original Registration Statement, for the issuance and sale of up to 156,000 shares of Series G Preferred Stock, pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The shares of the Series G Preferred Stock may be put to the selling stockholders from time to time at our discretion during the period commencing on the Commitment Date (as defined in the PEPA) and terminating on the earliest of (i) April 30, 2028, (ii) the date on which the selling stockholders shall have made payment of the aggregate Purchase Price (as defined in the PEPA) for Put Issuances (as defined in the PEPA) pursuant to the PEPA equal to the Commitment Amount (as defined in the PEPA) or (iii) such date as there ceases to be a sufficient number of authorized but unissued shares of common stock remaining under the Exchange Cap (as defined below).

On August 14, 2025, we entered into the First Amendment to the PEPA (the “First Amendment”), in order to increase our access to capital to fund the continued construction and development of Polaris Forge 1. The First Amendment amended the PEPA to, among other things, (i) increase the Commitment Amount (as defined in the PEPA) from $150 million to $300 million, (ii) increase our access to capital by removing the Put Limitation (as defined in the PEPA) that had previously limited the aggregate purchase price for any Put Issuance (as defined in the PEPA) to no more than $75 million, and (iii) decrease the original issue discount from 4% to 2%.

In connection with the First Amendment, on August 14, 2025, we filed the First Amendment (the “First CoD Amendment”) to the Series G Certificate of Designation (the “Series G CoD”), originally filed with the Secretary of State of the State of Nevada on April 30, 2025. The First CoD Amendment amended the Series G Certificate of Designation to, among other things, (i) increase the initial Floor Price (as set forth in Section 1.5(c)(i) of the Series G CoD to $12.50 from $4.25 and (ii) change the limit below which the Floor Price may not be reduced (as set forth in Section 1.5(c)(ii) of the Series G Certificate of Designation) to $4.33 from $1.34. The Floor Price sets the minimum floor for the conversion price of the Series G Preferred Stock, which price may not be reduced unless we determine to do so in our discretion.

On September 11, 2025, we entered into the Second Amendment to the PEPA (the “Second Amendment”), in order to increase the aggregate commitment amount of the shares of Series G Preferred Stock from $300 million to $450 million.

In connection with the Second Amendment, on September 11, 2025, we filed the Second Amendment (the “Second CoD Amendment”) to the Series G CoD, originally filed with the Secretary of State of the State of Nevada on April 30, 2025, as amended by the First CoD Amendment. The Second CoD Amendment amended the Series G Certificate of Designation, as amended, to increase the number of shares authorized for issuance as Series G Preferred Stock from 156,000 to 204,000 shares.

On September 25, 2025, we filed a third amendment (the “Third CoD Amendment”) to the Series G CoD. The Third CoD Amendment amended the Series G CoD, to increase the Floor Price (as set forth in Section 1.5(c)(i) of the Series G CoD) to $22.00 from $12.50.

On October 7, 2025, we entered into the third amendment to the PEPA (the “Third Amendment”) in order to increase the aggregate commitment amount of the shares of Series G Preferred Stock from $450 million to $590 million. In addition, on October 14, 2025, we filed a fourth amendment (the “Fourth CoD Amendment”) to the Series G CoD, as amended. The Fourth CoD Amendment amended the Series G Certificate of Designation, as amended, to further increase the Floor Price (as set forth in Section 1.5(c)(i) of the Certificate of Designation) to $34.00 from $22.00.

On October 21, 2025, we entered into the fourth amendment to the PEPA (the “Fourth Amendment”), in order to, among other things (i) increase the aggregate commitment amount of the shares of Series G Preferred Stock, from $590.0 million to $1.590 billion; (ii) subject to waiver by a majority-in-interest of the investors, (a) set the maximum put issuance amount to $75,000,000 per issuance, (b) set the limit to one put issuance per seven (7) business day period, and (c) set the maximum aggregate stated value of Series G Preferred Stock outstanding at any one time to $75,000,000; (iii) increase the original discount from 2% to 3%; (iv) eliminate the placement agent fee and (v) eliminate the prohibition on Variable Rate Transactions (as defined in the PEPA).

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In connection with the Fourth Amendment, on October 21, 2025, we filed a Fifth Amendment (the “Fifth CoD Amendment”) to the Series G CoD. The Fifth CoD Amendment amended the Series G CoD to, among other things, (i) increase the authorized shares of Series G Preferred Stock from 204,000 shares to 1,030,000 shares and (ii) increase the limit below which the Floor Price (as defined in Section 1.5(c)(ii) of the Certificate of Designations) may not be reduced from $4.33 to $4.48. In addition, under the Fifth CoD Amendment, the Company’s Board of Directors may increase or decrease the applicable Floor Price with respect to any put, in its sole discretion.

On May 29, 2026, we entered into the fifth amendment to the PEPA (the “Fifth Amendment”) in order to (i) increase the maximum put issuance amount from $75,000,000 to $150,000,000 per issuance, (ii) modify the limit to one put issuance per seven (7) business day period to one put issuance per seven (7) calendar day period, (iii) increase the maximum aggregate stated value of Series G Preferred Stock outstanding at any one time from $75,000,000 to $150,000,000 and (iv) extend the PEPA termination date from September 11, 2028 to August 28, 2029.

On June 26, 2026, we entered into the sixth amendment (the “Sixth Amendment”) to the PEPA, in order to further increase our access to capital to fund the continued construction and development to our Polaris Forge 1 and Polaris Forge 2 data centers in Ellendale and Harwood, North Dakota. The Sixth Amendment amended the PEPA to increase the aggregate commitment amount of the shares of Series G Preferred Stock from $1.590 billion to $2 billion.

As of the date of this prospectus, 1,197,050 shares of Series G Preferred Stock were converted into approximately 60.6 million shares of the Company’s common stock.

Pursuant to the PEPA, we agreed to prepare and file with the SEC a registration statement registering the resale of the shares of common stock issuable upon the conversion of the shares of Series G Preferred Stock as soon as practicable after June 2, 2025, but in any case, no later than June 9, 2025 (subject to certain exceptions), which we filed on June 3, 2025 and such registration statement became effective immediately upon filing. We are filing this Post-Effective Amendment No. 3, of which this prospectus forms a part, in order to make available for resale by the selling stockholders the additional shares of common stock issuable upon conversion of the Series G Preferred Stock, issuable in connection with the Fifth and the Sixth Amendment.

The Series G Preferred Stock became convertible on June 3, 2025. Conversion of the Series G Preferred Stock is subject to a customary 4.99% beneficial ownership limitation, as well as a 19.99% conversion limitation pursuant to the applicable Nasdaq Listing Rules (the “Exchange Cap”); provided, however, that the Exchange Cap shall only be applicable to any shares of common stock issuable upon conversion of Series G Preferred Stock issued pursuant to the PEPA, as amended, to the extent required by the applicable Nasdaq Listing Rules.

On each conversion date, the conversion price for the Series G Preferred Stock being converted (the “Conversion Price”) will equal the greater of (i) 95% of the lowest daily Volume Weighted Average Price for each of the five trading days immediately preceding the conversion date and (ii) the initial floor price of $34.00, which may be reduced by the Company at any time in its sole discretion (as may be adjusted from time to time, the “Floor Price”), but in no event shall the Floor Price be adjusted below $4.48. For illustrative purposes only, based on its initial stated value of $1,000 per share and the $34.00 Floor Price, the $835.0 million of shares of Series G Preferred Stock that remain issuable pursuant to the Sixth Amendment would be convertible into an aggregate of 24,558,823 shares of common stock.

If any selling stockholder is prevented from converting any portion of its Series G Preferred Stock because of the Exchange Cap, and such limitation continues for 18 months following the date that is 18 months following the issuance of such Series G Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, then the portion of the Series G Preferred Stock held by such selling stockholder at such time shall be redeemed by the Company, within 10 trading days after such earlier date, at a price equal to the greater of (i) (A) the product of (x) the Conversion Price in effect on the first (1st) date of prohibited conversion and (y) the number of shares of Common Stock into which such Preferred Stock that was not converted is convertible at such Conversion Price (without regard to any limitations on conversion) and (ii) 110% of $1,000, the stated value of such Series G Preferred Stock.

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If, (i) the Volume Weighted Average Price (as defined in the Series G Certificate of Designation, as amended) for any trading day falls below the Floor Price, as may be adjusted from time to time, and then remains below the Floor Price for 10 consecutive trading days (which 10 consecutive trading day period shall not include any days prior to the original issuance date of the applicable Series G Preferred Stock) (the “VWAP Condition”) and (ii) while such VWAP Condition is met a selling stockholder delivers a Notice of Conversion (as defined in the Series G Certificate of Designation, as amended) in respect of any portion of Series G Preferred Stock held by such selling stockholder at such time (together, the “VWAP Limitation”), then such Notice of Conversion shall state whether such selling stockholder elects to either (x) convert the Series G Preferred Stock at the Conversion Price then in effect or (y) condition the conversion of the Series G Preferred Stock on the Company electing to reduce the Floor Price, effective prior to effecting such conversion, to ninety-five percent (95%) of the lowest Volume Weighted Average Price during the five (5) Trading Day period immediately preceding and ending on the trading day immediately preceding such date of conversion (a “Conditional Notice of Conversion”). If the Company receives a Conditional Notice of Conversion, then the Company shall, at its election, (i) reduce the Floor Price as described in clause (y) of the foregoing sentence prior to giving effect to such conversion and, upon such election, the conversion shall be effected at such reduced Floor Price in accordance with the terms of the Series G Certificate of Designation, as amended, or (ii) in lieu of reducing the Floor Price and effecting such conversion, redeem such Series G Preferred Stock and pay to such selling stockholder, on a monthly basis beginning on the 1st day of the 1st month following the date of conversion in respect of such Conditional Notice of Conversion and continuing for 11 months thereafter, an amount equal to 1/12th of 105% of the stated value of such Series G Preferred Stock; provided, however, that if the date that is 18 months following issuance of such Series G Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, occurs during such 12-month period, then payment of the balance, if any, shall accelerate and become due and payable by the Company within 10 trading days of such earlier date. If the VWAP Limitation is met at any time after the Commitment Date and continues for each trading day through the date that is 18 months following issuance of such Series G Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, and during such period a selling stockholder does not deliver a Notice of Conversion (or Conditional Notice of Conversion) in respect of any portion of its Series G Preferred Stock held by such selling stockholder at such time, then all Series G Preferred Stock held by such selling stockholder on the date that is 18 months following issuance of such Series G Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, shall be redeemed by the Company, within 10 trading days of the date of such earlier date, at a price equal to 110% of the stated value of such Series G Preferred Stock. All such redemptions, if any, shall be paid in cash by the Company.

Warrants

On April 26, 2024, we issued 3,000,000 Warrants to AI Bridge Funding LLC. The Warrants are exercisable upon payment of the applicable exercise price in cash or through cashless exercise for a period of five years. 1,500,000 Warrants have an exercise price of $10.00 per share of common stock and 1,500,000 Warrants have an exercise price of $7.50 per share of common stock.

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USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our common stock in this offering. However, as of the date of this prospectus, we have previously received $1,165,000,000 in gross proceeds, before deducting offering expenses and placement agent fees, from the prior issuances of Series G Preferred Stock and may receive total additional proceeds of up to $835.0 million. We intend to use the net proceeds from our issuance of the shares of Series G Preferred Stock for working capital and general corporate purposes, including the continued construction and build-out efforts with respect to our data centers at the Polaris Forge 1 and Polaris Forge 2 campuses. Our management has broad discretion over the allocation of the net proceeds from the issuance of the shares of Series G Preferred Stock. We will pay all of the fees and expenses incurred by us in connection with this registration.

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SELLING STOCKHOLDERS

In accordance with the terms of the PEPA, this prospectus covers the resale of up to 53,087,689 shares of common stock, which represents the number of shares that remain available for issuance upon conversion of the Series G Preferred Stock, and is comprised of the following, (i) the 25,528,866 shares of common stock that remain available for resale under the Original Registration Statement and (ii) an additional 24,558,823 shares of our common stock that are being registered pursuant to this prospectus in connection with the Fifth and the Sixth Amendment. For illustrative purposes only, based on its initial stated value of $1,000 per share and the $34.00 Floor Price, the $835.0 million of shares of Series G Preferred Stock that remain issuable pursuant to the Fifth Amendment and the Sixth Amendment would be convertible into an aggregate of 24,558,823 shares of common stock. However, the actual number of shares of common stock that may be issued to the selling stockholders in connection with any conversion of the Series G Preferred Stock issued pursuant to the PEPA is not currently known. In addition, the prospectus covers the resale of 3,000,000 shares of our common stock issuable upon exercise of the Warrants. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below identifies the selling stockholders and provides other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, as of September 23, 2026. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Name of Selling Stockholder	Number of Shares of common stock Owned Prior to Offering		Maximum Number of Shares of common stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of common stock Owned After Offering (2)	Percentage of Shares of common stock Owned After Offering (3)

AFOB FIP MS, LLC (4)	11,058,000	(5)	10,908,000	150,000	*
B. Riley Wealth Management Holdings Inc. (6)	8,616,810	(7)	8,616,810	0	—
B. Riley Principal Investments, LLC (8)	18,119,508	(9)	18,119,508	0	—
B. Riley Principal Capital, LLC (10)	12,443,372	(11)	12,443,372	0	—
AI Bridge Funding LLC (12)	3,000,000 (13)		3,000,000	0	—

*	Less than 1%.

(1)	The number of shares of common stock offered by this prospectus includes (i) 50,087,689 shares that remain available for issuance upon conversion of the Series G Preferred Stock, issued pursuant to the terms of the PEPA, as amended to date, comprised of (a) 25,528,866 shares of common stock that remain available for resale under the Original Registration Statement and (b) an additional 24,558,823 shares of our common stock that are being registered pursuant to this prospectus in connection with the Sixth Amendment and (ii) 3,000,000 shares of common stock issuable upon exercise of the Warrants. The actual number of shares of common stock that may be issued to the selling stockholders in connection with any conversion of the Series G Preferred Stock issued pursuant to the PEPA, is not currently known.

(2)	Assumes the sale of all shares of common stock offered by the selling stockholders pursuant to this prospectus.

(3)	Percentage is based on 302,321,687 shares of common stock outstanding as of September 23, 2026 (and rounded to the nearest tenth of a percent) and assumes the sale of all shares of common stock offered by the selling stockholders pursuant to this prospectus.

(4)	All investment decisions for AFOB FIP MS, LLC are made by Fred Goldman, Treasurer of AFO Blackberry, LLC, AFOB FIP MS, LLC’s Managing Member. The business address of AFOB FIP MS, LLC is 1011 Lake Street, Suite 311 Oak Park, IL 60301.

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(5)	Consists of (i) 150,000 shares of common stock and (ii) 10,908,000 shares of common stock that remain available for resale under the Original Registration Statement, which shares were issued to this selling stockholder pursuant to prior conversions of Series G Preferred Stock.

(6)	All investment decisions for B. Riley Wealth Management Holdings Inc. are made by B. Riley Wealth Management Holdings Inc.’s Chief Executive Officer, Michael Mullen. B. Riley Wealth Management Holdings Inc. is a wholly owned subsidiary of B. Riley Financial, Inc. and an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member. B. Riley Wealth Management Holdings Inc. is also an affiliate of B. Riley Wealth Management, Inc., a registered broker-dealer and FINRA member. On August 14, 2025, we engaged BRS to serve as placement agent in connection with the sale of shares of Series G Preferred Stock under the Third Amendment to the selling stockholders (including B. Riley Wealth Management Holdings Inc.). See “Plan of Distribution (Conflict of Interest)” for additional information. We otherwise do not have a material relationship with this selling stockholder. The business address of B. Riley Wealth Management Holdings Inc. is 40 South Main Street, Suite 1600, Memphis Tennessee, 38103.

(7)	Consists of (i) 1,249,163 shares of common stock that remain issuable pursuant to the Original Registration Statement and (ii) 7,367,647 shares of common stock underlying 250,500 shares of Series G Preferred Stock that remain issuable in the aggregate to this selling stockholder pursuant to the Sixth Amendment, based on its initial stated value of $1,000 per share and the $34.00 Floor Price.

(8)	All investment decisions for B. Riley Principal Investments, LLC are made by B. Riley Principal Investments, LLC’s Chief Executive Officer, Bryant Riley. B. Riley Principal Investments, LLC is a wholly owned subsidiary of B. Riley Financial, Inc. and an affiliate of BRS, a registered broker-dealer and FINRA member. On August 14, 2025, we engaged BRS to serve as placement agent in connection with the sale of shares of Series G Preferred Stock under the Third Amendment to the selling stockholders (including B. Riley Principal Investments, LLC). See “Plan of Distribution (Conflict of Interest)” for additional information. We otherwise do not have a material relationship with this selling stockholder. The business address of B. Riley Principal Investments, LLC is 11100 Santa Monica Blvd. Suite 800, Los Angeles, CA 90025.

(9)	Consists of (i) 8,295,978 shares of common stock that remain issuable pursuant to the Original Registration Statement and (ii) 9,823,530 shares of common stock underlying 334,000 shares of Series G Preferred Stock that remain issuable in the aggregate to this selling stockholder pursuant to the Sixth Amendment, based on its initial stated value of $1,000 per share and the $34.00 Floor Price.

(10)	All investment decisions for B. Riley Principal Capital, LLC are made by an investment committee, consisting of Andy Moore, Jimmy Baker and Eric Rajewski. B. Riley Securities Holdings, Inc. is the holding company of B. Riley Principal Capital, LLC, and B. Riley Financial, Inc. is the majority shareholder of B. Riley Securities Holdings, Inc. and an affiliate of BRS, a registered broker-dealer and FINRA member. On August 14, 2025, we engaged BRS to serve as placement agent in connection with the sale of shares of Series G Preferred Stock under the Third Amendment to the selling stockholders (including B. Riley Principal Capital, LLC). See “Plan of Distribution (Conflict of Interest)” for additional information. We otherwise do not have a material relationship with this selling stockholder. The business address of B. Riley Principal Capital, LLC is 11100 Santa Monica Blvd. Suite 800, Los Angeles, CA 90025.

(11)	Consists of (i) 5,075,725 shares of common stock that remain issuable pursuant to the Original Registration Statement and (ii) 7,367,647 shares of common stock underlying 250,500 shares of Series G Preferred Stock that remain issuable in the aggregate to this selling stockholder pursuant to the Sixth Amendment, based on its initial stated value of $1,000 per share and the $34.00 Floor Price.

(12)	All investment decisions for AI Bridge Funding LLC are made by AI Bridge Funding LLC’s Managing Member, Fred Goldman. The business address of AI Bridge Funding LLC is 1011 Lake Street, Suite 311 Oak Park, IL 60301.

(13)	Consists of the shares of common stock issuable upon exercise of the Warrants, without giving effect to any beneficial ownership limitations. The Warrants are subject to a beneficial ownership limitation of 4.99%, which limitation restricts AI Bridge Funding LLC from exercising that portion of the Warrants that would result in AI Bridge Funding LLC and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

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PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their common stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling common stock:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
●	block trades in which the broker dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker dealer as principal and resale by the broker dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such common stock at a stipulated price per share;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

In connection with the First Amendment, the Second Amendment and the Third Amendment, we have engaged BRS, a registered broker-dealer and member of FINRA, to act as our sole placement agent in connection with the sale and issuance of shares of Series G Preferred Stock pursuant to the First Amendment, the Second Amendment and the Third Amendment and have agreed to pay a cash fee equal to 3% of the gross cash proceeds received by the Company in connection with the sale and issuance of shares of Series G Preferred Stock pursuant to the First Amendment, the Second Amendment and the Third Amendment. Certain of the selling stockholders are affiliates of BRS. Because such selling stockholders will receive all the net proceeds from the resale of our shares of common stock pursuant to the Prospectus, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering is conducted in compliance with the provisions of FINRA Rule 5121 and in accordance with FINRA Rule 5121, no FINRA member (including BRS) is permitted to sell our shares of common stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. The appointment of a “qualified independent underwriter” (as defined in FINRA Rule 5121) is not necessary for this offering because the shares of our common stock being offered have a “bona fide public market” (as defined in FINRA Rule 5121).

B. Riley Principal Capital, LLC and B. Riley Principal Investments, LLC have also each informed us that it presently anticipates using, but is not required to use, BRS, a registered broker-dealer and FINRA member and an affiliate of B. Riley Principal Capital, LLC and B. Riley Principal Investments, LLC, as a broker to effectuate resales, if any, of our shares of common stock that it may acquire from us pursuant to the PEPA, as amended, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such shares of common stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. B. Riley Wealth Management Holdings Inc. has informed us that it presently anticipates using, but is not required to use, B. Riley Wealth Management, Inc., a registered broker-dealer and FINRA member and an affiliate of B. Riley Wealth Management Holdings Inc., as a broker to effectuate resales, if any, of our shares of common stock that it may acquire from us pursuant to the PEPA, as amended, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such shares of common stock that it may acquire from us. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley Principal Capital, LLC has informed us that each such broker-dealer it engages to effectuate resales of our shares of common stock on its behalf, excluding BRS, may receive commissions from B. Riley for executing such resales for B. Riley and, if so, such commissions will not exceed customary brokerage commissions.

Except as set forth above, we know of no existing arrangements between the selling stockholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock offered by this Prospectus.

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The selling stockholders may also sell the common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of the common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver the common stock to close out their short positions, or loan or pledge the common stock to broker dealers that in turn may sell the common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the common stock offered by this prospectus, which common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker dealers or agents that are involved in selling the common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any discount on the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. On August 14, 2025, we engaged BRS to act as our placement agent in connection with the private placements of the Series G Preferred Stock. We have agreed to pay BRS a cash fee equal to 2% of the gross cash proceeds received by the Company in connection with the sale and issuance of shares of Series G Preferred Stock pursuant to the First Amendment, the Second Amendment and the Third Amendment. See “Private Placements” for more information. We otherwise do not have a material relationship with any of the selling stockholders.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of the date on which the common stock have been sold or may be sold without any restrictions pursuant to Rule 144, as determined by the Company Counsel pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent. The common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF CAPITAL STOCK

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Articles of Incorporation, as amended to date (the “Articles”) and our third amended and restated bylaws, as amended to date (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2026, as filed with the SEC on July 29, 2026, which is incorporated by reference herein.

We are authorized to issue 610,000,000 shares of capital stock, $0.001 par value per share, of which 600,000,000 are common stock and 10,000,000 are preferred stock (the “Preferred Stock”). For a description of the terms of our Preferred Stock, see Exhibit 4.16 to our Annual Report on Form 10-K, filed with the SEC on July 29, 2026.

As of September 23, 2026, there were 302,321,687 shares of common stock outstanding and 61,831 shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our common stock. The holders of our common stock have no conversion rights. Holders of common stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulative votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable.

Anti-Takeover Effects of the Articles, the Bylaws and Nevada Law

We are a Nevada corporation and are generally governed by the Nevada Revised Statutes, or NRS. The following is a brief description of the provisions in our Articles of Incorporation, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles of Incorporation do not include such an election to opt-out of these provisions.

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Acquisition of Controlling Interests

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our Bylaws provide that these statutes do not apply to us. Absent such provision in our Bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Articles of Incorporation and Bylaws

The provisions of our Articles of Incorporation and Bylaws, taken together with the applicable provisions of the NRS:

●	Authorize our board of directors to issue “blank check” Preferred Stock, the terms of which may be established and shares of which may be issued without stockholder approval;
●	Require supermajority disinterested stockholder approval of certain business combinations with related persons (each as defined in the Articles of Incorporation);
●	Permit removal of directors only for cause and require the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to remove any director (the NRS does not include a cause concept in NRS 78.335 and the provision of our Articles of Incorporation exceeds the minimum two thirds (2/3) threshold vote required by that statute);
●	Require the affirmative vote of not less than two thirds (2/3) of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to adopt, amend, alter or repeal our Bylaws; and
●	Do not provide for cumulative voting in the election of directors.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. Our board of directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

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LEGAL MATTERS

Certain legal matters in connection with the common stock offered hereby will be passed upon for us by Snell & Wilmer, L.L.P., Las Vegas, Nevada.

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EXPERTS

The consolidated balance sheets of Applied Digital Corporation and its subsidiaries as of May 31, 2026 and 2025, and the related consolidated statements of operations, changes in temporary equity and stockholders’ equity, and cash flows for each of the two years in the period ended May 31, 2026 and the effectiveness of Applied Digital Corporation and its subsidiaries internal control over financial reporting as of May 31, 2026 have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their reports which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, changes in stockholders’ equity and cash flows of Applied Digital Corporation and its subsidiaries for the year ended May 31, 2024 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Applied Digital Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.applieddigital.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained in this prospectus, any prospectus supplement, or in a document to which we expressly have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026, filed with the Commission on July 29, 2026;

●	The Company’s Current Reports on Form 8-K filed with the Commission on June 9, 2026, June 9, 2026, June 9, 2026, June 16, 2026, and June 26, 2026 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 22, 2025; and

●	The description of our common stock in our Registration Statement on Form 8-A, filed with the Commission on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, as filed with the Commission on July 29, 2026.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

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Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$95,133.64
Printing and engraving expenses	-
Fees and expenses of legal counsel	75,000
Accounting fees and expenses	25,000
Transfer agent and registrar fees	-
Miscellaneous	-
Total	$195,133.64

Item 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Second Amended and Restated Articles of Incorporation, as amended, provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada corporate law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Third Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with each of our directors and certain executive officers. These agreements, among other things, require us to indemnify our directors and certain executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by such director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation, as amended from time to time. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 2, 2023).
3.1.1	Certificate of Amendment to the Certificate of Designations for the Series E Redeemable Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2024).
3.1.2	Certificate of Amendment, dated June 11, 2024, to Second Amended and Restated Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2024).
3.1.3	Certificate of the Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
3.1.4	Certificate, Amendment or Withdrawal of Designation, relating to the Series A Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.1.5	Certificate, Amendment or Withdrawal of Designation, relating to the Series B Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.1.6	Certificate, Amendment or Withdrawal of Designation, relating to the Series D Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.1.7	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series E-1 Preferred Stock filed with the Secretary of State of the State of Nevada on November 8, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2024).
3.1.8	Certificate, Amendment or Withdrawal of Designation, relating to the Series F Preferred Stock, filed with the Secretary of State of Nevada on April 11, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 14, 2025).
3.1.9	Certificate of the Designations of Powers, Preferences and Rights of Series G Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2025).
3.1.10	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on August 14, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025).
3.1.11	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 11, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 12, 2025).
3.1.12	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on September 25, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 26, 2025).
3.1.13	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on October 14, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 17, 2025).
3.1.14	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on October 21, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2025).
3.2	Certificate of Amendment, dated November 20, 2024, to Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2024).

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3.3	Third Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2024).
3.4	Certificate of Amendment, dated November 6, 2025, to the Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 6, 2025).
5.1*	Opinion of Snell & Wilmer L.L.P.
10.1**	Form of Preferred Equity Purchase Agreement. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2025).
10.2	Form of First Amendment to Preferred Equity Purchase Agreement, dated August 14, 2025, by and between the Company and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2025).
10.3	Form of Second Amendment to Preferred Equity Purchase Agreement, dated September 11, 2025, by and between the Company and the investors signatory thereto (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2025).
10.4	Form of Third Amendment to Preferred Equity Purchase Agreement, dated October 7, 2025, by and between the Company and the investors signatory thereto (incorporated by reference to Exhibit 10.5 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 9, 2025).
10.5**	Form of Fourth Amendment to Preferred Equity Purchase Agreement, dated October 21, 2025, by and between the Company and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2025).
10.6*	Form of Fifth Amendment to Preferred Equity Purchase Agreement, dated May 29, 2026, by and between the Company and the investors signatory thereto.
10.7*	Form of Sixth Amendment to Preferred Equity Purchase Agreement, dated June 26, 2026, by and between the Company and the investors signatory thereto.
23.1*	Consent of Independent Registered Public Accounting Firm (Marcum LLP).
23.2*	Consent of Independent Registered Public Accounting Firm (CBIZ CPAs P.C.).
23.3*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1#	Power of Attorney (included on signature page).
107*	Filing Fee Table.

*  Filed herewith.

** The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

# Previously filed.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Applied Digital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 25th day of September, 2026.

APPLIED DIGITAL CORPORATION

By:	/s/ Wes Cummins
Wes Cummins Chief Executive Officer and Chairman (Principal Executive Officer)

Signature	Title	Date

/s/ Wes Cummins	Chief Executive Officer and Chairman	September 25, 2026
Wes Cummins	(Principal Executive Officer)

/s/ Saidal L. Mohmand	Chief Financial Officer	September 25, 2026
Saidal L. Mohmand	(Principal Financial Officer and Principal Accounting Officer)

*	Director	September 25, 2026
Chuck Hastings

*	Director	September 25, 2026
Douglas Miller

*	Director	September 25, 2026
Richard Nottenburg

*	Director	September 25, 2026
Rachel Lee

*	Director	September 25, 2026
Ella Benson

*	By:	/s/ Wes Cummins
Wes Cummins
Attorney-in-fact

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